Exhibit 99.1
News Release
nVent Delivers Strong Sales, EPS and Cash Flow in Q1 2025

Raises Full-Year Sales and EPS Guidance

•Reported sales from continuing operations of $809 million up 11%, organically up 2%
•Reported EPS from continuing operations of $0.52 up 2%; Adjusted EPS from continuing operations of $0.67, up 10%
•Cash Flows from Operations from continuing operations of $64 million, up 31%; Free Cash Flow of $44 million, up 32%
•Raising full-year 2025 sales and EPS guidance:
◦Reported sales growth of 19% to 21%; organic sales growth of 5% to 7%
◦EPS to $2.48 to $2.58 and adjusted EPS to $3.03 to $3.13
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – May 2, 2025 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2025 and provided guidance for the second quarter and full-year 2025.
“As we continue to transform our portfolio to become a more focused, higher growth electrical company, we're off to a strong start in the first quarter. We reported double-digit growth in orders and sales, and continue to see our backlog grow, up double digits sequentially, giving us visibility through the year,” said nVent Chair and Chief Executive Officer Beth Wozniak.

“We closed the Thermal Management divestiture early in the quarter and the Avail Electrical Products Group acquisition yesterday. This further strengthens our position in the high growth infrastructure vertical, in particular power utilities, data centers and renewables. Our disciplined capital allocation is focused on growth and returning cash to shareholders for continued value creation. We are raising our full-year sales and EPS guidance to reflect the Avail Electrical Products Group acquisition, the strength in data centers and power utilities, and to include the impact of tariffs.”

Reported sales in the first quarter totaled $809 million. This performance represents an increase of 11 percent. Organically, sales grew 2 percent, which excludes the impact from currency fluctuations and acquisitions.
First quarter 2025 earnings per diluted share (“EPS”) from continuing operations were $0.52, up 2 percent, while on an adjusted basis, the company had EPS from continuing operations of $0.67, up 10 percent. Adjusted EPS, adjusted operating income, adjusted net income and free cash flow are non-GAAP financial measures described in the attached Non-GAAP Financial Measures section of this press release.
First quarter 2025 operating income was $130 million, down 1 percent, compared to $132 million in the first quarter of 2024. Adjusted operating income was $162 million, up 4 percent, compared to $156 million in the first quarter of 2024.
nVent had net cash provided by operating activities of continuing operations of $64 million in the first quarter compared to $49 million in the first quarter of 2024. Free cash flow generated was $44 million in the first quarter compared to $34 million in the first quarter of 2024.
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FIRST QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	March 31, 2025	March 31, 2024	% / point change
Net Sales	$809	$732	11%
Organic			2%
Operating Income	$130	$132	-1%
Reported ROS	16.1%	18.0%	-190 bps
Adjusted Operating Income	$162	$156	4%
Adjusted ROS	20.0%	21.3%	-130 bps

Systems Protection
	Three months ended
	March 31, 2025	March 31, 2024	% / point change
Net Sales	$508	$440	16%
Organic			flat
Adjusted ROS	20.5%	21.6%	-110 bps

Electrical Connections
	Three months ended
	March 31, 2025	March 31, 2024	% / point change
Net Sales	$301	$292	3%
Organic			4%
Adjusted ROS	28.3%	29.2%	-90 bps
(1) Certain figures presented in the tables are rounded.
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GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2025
The company now estimates reported sales growth for full-year 2025 of 19 to 21 percent versus prior guidance of 8 to 10 percent. This updated guidance range includes the acquisition of the Avail Electrical Products Group. This new guidance range represents 5 to 7 percent organic sales growth versus prior guidance of 4 to 6 percent. The company now expects full-year 2025 EPS of $2.48 to $2.58 on a GAAP basis and adjusted EPS of $3.03 to $3.13, versus prior guidance of $2.45 to $2.55 on a GAAP basis and adjusted EPS of $2.98 to $3.08.
The company estimates second quarter 2025 reported sales growth of 22 to 24 percent and organic sales growth of 4 to 6 percent. The company estimates second quarter 2025 EPS on a GAAP basis of $0.64 to $0.66 and adjusted EPS of $0.77 to $0.79.
DIVIDENDS
nVent previously announced on February 17, 2025 that its Board of Directors approved a regular cash dividend of $0.20 per share, payable during the second quarter on May 9, 2025.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through May 16, 2025 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 1400461.

About nVent
nVent is a leading global provider of systems protection and electrical connection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We connect and protect some of the world's most critical systems to make them safer, more efficient and resilient. We design, manufacture, market, install and service high performance products and solutions that are helping to build a more sustainable and electrified world. We have a comprehensive portfolio of cable management, control buildings, cooling solutions both liquid and air, electrical connections, enclosures, equipment protection, power connections and power management solutions, and we are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE.
nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE are trademarks owned or licensed by nVent Services GmbH or its affiliates.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Trachte and Avail Electrical Products Group acquisitions; competition and pricing pressures in the markets we serve; the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com
Media Contact
Kevin H. King
Vice President, Global Communications
nVent
763.291.0526
kevin.king@nvent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per share data	March 31, 2025	March 31, 2024
Net sales	$809.3	$732.1
Cost of goods sold	495.6	441.2
Gross profit	313.7	290.9
% of net sales	38.8%	39.7%
Selling, general and administrative	166.2	142.7
% of net sales	20.5%	19.5%
Research and development	17.5	16.3
% of net sales	2.2%	2.2%
Operating income	130.0	131.9
% of net sales	16.1%	18.0%
Other expense (income)
Net interest expense	17.4	22.2
Other expense	1.1	1.2
Income before income taxes	111.5	108.5
Provision for income taxes	24.5	23.3
Effective tax rate	22.0%	21.5%
Net income from continuing operations	87.0	85.2
Income from discontinued operations, net of tax	273.7	19.9
Net income	$360.7	$105.1
Earnings per ordinary share
Basic
Continuing operations	$0.53	$0.52
Discontinued operations	1.65	0.12
Basic earnings per ordinary share	$2.18	$0.64
Diluted
Continuing operations	$0.52	$0.51
Discontinued operations	1.64	0.11
Diluted earnings per ordinary share	$2.16	$0.62
Weighted average ordinary shares outstanding
Basic	165.1	165.5
Diluted	167.3	168.5
Cash dividends paid per ordinary share	$0.20	$0.19

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$1,343.0	$131.2
Accounts and notes receivable, net	548.6	473.1
Inventories	374.2	360.3
Other current assets	116.6	123.9
Current assets held for sale	—	300.8
Total current assets	2,382.4	1,389.3
Property, plant and equipment, net	348.1	347.9
Other assets
Goodwill	2,228.0	2,221.8
Intangibles, net	1,557.7	1,587.0
Other non-current assets	210.1	213.6
Non-current assets held for sale	—	975.3
Total other assets	3,995.8	4,997.7
Total assets	$6,726.3	$6,734.9
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$15.0	$37.5
Accounts payable	282.3	280.1
Employee compensation and benefits	81.7	95.0
Other current liabilities	452.3	266.5
Current liabilities held for sale	—	122.5
Total current liabilities	831.3	801.6
Other liabilities
Long-term debt	1,748.1	2,117.5
Pension and other post-retirement compensation and benefits	136.4	131.7
Deferred tax liabilities	234.7	242.7
Other non-current liabilities	159.7	157.9
Non-current liabilities held for sale	—	45.9
Total liabilities	3,110.2	3,497.3
Equity	3,616.1	3,237.6
Total liabilities and equity	$6,726.3	$6,734.9
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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2025	March 31, 2024
Operating activities
Net income	$360.7	$105.1
Less: Income from discontinued operations, net of tax	273.7	19.9
Net income from continuing operations	87.0	85.2
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Depreciation	13.8	12.4
Amortization	28.2	20.4
Deferred income taxes	0.4	(0.2)
Share-based compensation	8.5	6.3
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(75.9)	(35.9)
Inventories	(10.6)	(6.4)
Other current assets	8.6	(5.2)
Accounts payable	13.7	(5.0)
Employee compensation and benefits	(15.2)	(21.8)
Other current liabilities	6.8	(1.9)
Other non-current assets and liabilities	(1.4)	0.7
Net cash provided by (used for) operating activities of continuing operations	63.9	48.6
Net cash provided by (used for) operating activities of discontinued operations	(3.7)	41.4
Net cash provided by (used for) operating activities	60.2	90.0
Investing activities
Capital expenditures	(21.1)	(15.3)
Proceeds from sale of property and equipment	1.6	0.3
Acquisitions, net of cash acquired	3.8	—
Net cash provided by (used for) investing activities of continuing operations	(15.7)	(15.0)
Net cash provided by (used for) investing activities of discontinued operations	1,583.1	(0.8)
Net cash provided by (used for) investing activities	1,567.4	(15.8)
Financing activities
Repayments of long-term debt	(392.5)	(7.5)
Dividends paid	(33.4)	(31.9)
Shares issued to employees, net of shares withheld	(4.6)	(0.8)
Repurchases of ordinary shares	(53.1)	—
Net cash provided by (used for) financing activities	(483.6)	(40.2)
Effect of exchange rate changes on cash and cash equivalents	9.1	(7.7)
Change in cash and cash equivalents	1,153.1	26.3
Cash and cash equivalents, beginning of period	131.2	179.6
Cash and cash equivalents within assets held for sale, beginning of period	58.7	5.5
Less: Cash and cash equivalents within assets held for sale, end of period	—	10.0
Cash and cash equivalents, end of period	$1,343.0	$201.4
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025	2024
In millions	First Quarter	First Quarter
Net sales
Systems Protection	$508.2	$439.9
Electrical Connections	301.1	292.2
Total	$809.3	$732.1
Reportable segment income
Systems Protection	$104.2	$94.8
Electrical Connections	85.1	85.2
Reportable segment income	189.3	180.0
Enterprise and other	(27.1)	(24.1)
Adjusted operating income	$162.2	$155.9
Return on sales
Systems Protection	20.5%	21.6%
Electrical Connections	28.3%	29.2%
Adjusted return on sales	20.0%	21.3%
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NON-GAAP FINANCIAL MEASURES
This press release refers to certain non-GAAP financial measures (organic sales, adjusted operating income, adjusted return on sales, adjusted net income, adjusted diluted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
As a result of the previously announced agreement to sell the Thermal Management business, the Company is reporting the results of that business as discontinued operations and has reclassified all prior periods presented. Results referenced herein reflect continuing operations.
The 2025 and 2024 adjusted operating income, adjusted return on sales, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•Expense related to certain targeted restructuring activities.
•Expense related to certain acquisition and integration activities associated with our business acquisitions, and transaction costs associated with our business divestiture.
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization, associated with those acquisitions. The Company excludes these non-cash expenses because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of the Company's results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although the Company excludes amortization of these acquired intangible assets and inventory step-up from its non-GAAP results, the Company believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.
•Impairment of equity investments.
•Release of guarantee liabilities.
•Pension and other postretirement mark-to-market loss (gain). The Company recognizes changes in the fair value of plan assets and net actuarial gains or losses for pension and other post-retirement benefits as a mark-to-market adjustment. Net actuarial gains and losses occur when the actual experience differs from any of the various assumptions used to value the Company's pension and other post-retirement plans or when assumptions change. This accounting method also results in the potential for volatile and difficult to forecast mark-to-market adjustments. The Company believes that the exclusion of pension and other postretirement mark-to-market loss (gain) better reflects the ongoing costs of providing pension and postretirement benefits to its employees.
•Amortization of bridge financing debt issuance costs.
•Income tax effects of the above adjustments, which are calculated using the Company's estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company's geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.
The Company uses the term "organic sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. The Company uses the term "organic sales growth" to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors that the Company does not consider components of our core operating performance. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors useful information regarding the Company's ability to generate cash without reliance on external financing. Management uses free cash flow to evaluate the resources available to pay dividends, make acquisitions, repay debt, repurchase shares and make investments in the business. In addition, free cash flow is used as criterion to measure and pay annual incentive compensation.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ending December 31, 2025 excluding the effect of adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per share data	First Quarter	Second Quarter	Full Year
Net sales	$809.3
Operating income	130.0
Return on sales	16.1%
Adjustments:
Restructuring and other	0.9
Acquisition transaction and integration costs	3.1
Intangible amortization	28.2
Adjusted operating income (non-GAAP measure)	$162.2
Adjusted return on sales (non-GAAP measure)	20.0%

Net income from continuing operations	$87.0	$106	$417
Adjustments to operating income	32.2	28	117
Income tax adjustments	(7.1)	(6)	(26)
Adjusted net income from continuing operations (non-GAAP measure)	$112.1	$128	$508
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.52	$ 0.64 - $0.66	$ 2.48 - $2.58
Adjustments	0.15	0.13	0.55
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.67	$ 0.77 - $0.79	$ 3.03 - $3.13
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2024 excluding the effect of 2024 adjustments (Unaudited)
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.1	$739.8	$782.0	$752.2	$3,006.1
Operating income	131.9	144.9	133.2	117.1	527.1
Return on sales	18.0%	19.6%	17.0%	15.6%	17.5%
Adjustments:
Restructuring and other	1.1	2.0	2.8	1.6	7.5
Acquisition transaction and integration costs	2.5	3.0	5.6	2.8	13.9
Intangible amortization	20.4	19.5	26.8	28.0	94.7
Impairment of equity investments	—	—	—	8.8	8.8
Adjusted operating income (non-GAAP measure)	$155.9	$169.4	$168.4	$158.3	$652.0
Adjusted return on sales (non-GAAP measure)	21.3%	22.9%	21.5%	21.0%	21.7%

Net income from continuing operations	$85.2	$93.2	$78.9	$(16.5)	$240.8
Adjustments to operating income	24.0	24.5	35.2	41.2	124.9
Pension and post-retirement mark-to-market loss	—	—	—	(0.1)	(0.1)
Release of guarantee liability	—	—	—	(12.5)	(12.5)
Amortization of bridge financing debt issuance costs	—	2.2	—	—	2.2
Income tax adjustments (1)	(7.2)	(6.9)	(8.8)	86.2	63.3
Adjusted net income from continuing operations (non-GAAP measure)	$102.0	$113.0	$105.3	$98.3	$418.6
Earnings per ordinary share - diluted
Diluted earnings (loss) per ordinary share from continuing operations	$0.51	$0.55	$0.47	$(0.10)	$1.43
Adjustments	0.10	0.12	0.16	0.69	1.06
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.61	$0.67	$0.63	$0.59	$2.49
(1) Income tax adjustments in the fourth quarter include $92.8 million resulting from the recording of a valuation allowance related to the tax benefit of statutory losses at a foreign holding company.

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nVent Electric plc
Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure) by Segment for the quarter ended March 31, 2025 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	1.6%	(0.9)%	9.8%	10.5%
Systems Protection	0.1%	(0.8)%	16.2%	15.5%
Electrical Connections	3.9%	(0.9)%	—%	3.0%

Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure)
for the quarter ending June 30, 2025 and year ending December 31, 2025 (Unaudited)

	Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	4 - 6%	—%	18%	22 - 24%	5 - 7%	—%	14%	19 - 21%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2025	March 31, 2024
Net cash provided by (used for) operating activities of continuing operations	$63.9	$48.6
Capital expenditures	(21.1)	(15.3)
Proceeds from sale of property and equipment	1.6	0.3
Free cash flow (non-GAAP measure)	$44.4	$33.6